Exhibit 99.1

SANUWAVE Health, Inc.	Lippert/Heilshorn & Associates
Barry Jenkins, CFO	Anne Marie Fields
Bernie Laurel, VP of Sales and Marketing	212-838-3777
678-578-0103	afields@lhai.com
investorrelations@sanuwave.com
FOR IMMEDIATE RELEASE
SANUWAVE HEALTH REPORTS 2010 FINANCIAL RESULTS
ALPHARETTA, GA, March 28, 2011 — SANUWAVE Health, Inc. (OTC/BB: SNWV) (www.sanuwave.com), an emerging medical technology company focused on the development and commercialization of non-invasive, biological response activating devices in regenerative medicine, today reported financial results for the year ended December 31, 2010, and reviewed 2010’s accomplishments and progress.
Christopher M. Cashman, President and CEO of SANUWAVE, said, “Throughout 2010, we made significant progress toward our goal of becoming a leading regenerative medicine company serving the wound care, orthopedics and plastic surgery markets. Most importantly, we completed our dermaPACE® pivotal Phase III clinical trial to treat diabetic foot ulcers (DFU) and reported compelling top-line safety and efficacy results during the fourth quarter. We also submitted the first of three modules of our Premarket Approval (PMA) application to the U.S. Food and Drug Administration (FDA), which included preclinical data and the results of prior clinical testing. By completing this rigorous Phase III clinical trial and immediately initiating our modular PMA submission process, we have surpassed a key milestone for transforming SANUWAVE from a development-stage entity into a commercial company.”
“As demonstrated by the robust results from our DFU clinical trial, dermaPACE has the potential to help a large number of patients who suffer through the physical and emotional distress of these debilitating foot ulcers,” Mr. Cashman added. “Pending FDA approval, we look forward to bringing dermaPACE to medical professionals and patients alike, as we aim to make a significant impact on wound healing and quality of life, while reducing the total cost of patient care.”

Business highlights from 2010 include the following:
•
Completed the dermaPACE pivotal Phase III, prospective, randomized, double-blinded, sham-controlled, multi-center, 206-patient, Investigational Device Exemption (IDE) clinical trial in diabetic foot ulcers in 24 centers in the U.S. and Europe.

•	Comparing wound area closure at 12 weeks, 48% of patients treated with dermaPACE and 31% of Sham control patients experienced a ≥ 90% closure (p=0.0161).
•	For dermaPACE-treated patients achieving ≥ 90% wound closure at 12 weeks, the median wound closure exceeded 99%.
•	Of patients treated with dermaPACE who achieved wound closure at 12 weeks, only 4.5% had recurrence at 24 weeks, compared with 20% in the Sham control group.
•	The average percentage wound area reduction in the target ulcer in patients treated with dermaPACE was 54%, compared with only 7% in patients who received Sham control.
•
The FDA accepted SANUWAVE’s shell application for dermaPACE proposing a modular PMA application submission plan containing three sections or “modules,” and the Company submitted the first module, which included preclinical data and the results of prior clinical testing.

•	Obtained CE Mark approval for the new orthoPACE® regenerative medicine device, allowing for product sales in Europe for orthopedics, sports medicine and trauma indications.
•
Completed product development of the Profile™ regenerative medicine device for plastic and cosmetic surgery applications, and initiated collaborations with several key opinion leaders to identify research opportunities and develop treatment protocols.

Mr. Cashman added, “We continue to build strong relationships in the research and medical communities across several key market verticals. As a result, awareness is growing of the potential of PACE™ technology to improve chronic and acute conditions of bone and soft tissue. We believe that we will offer medical professionals and their patients a novel solution to many common, challenging medical conditions with both clinical and economic benefit. Our recently completed Phase III DFU clinical trial represents a major step towards delivering on this promise.”
Research published in 2010 on SANUWAVE’s technology includes the following:
•
Maria Siemionow, MD, PhD, DSc, Director of Plastic Surgery Research and Head of Microsurgery Training in the Plastic Surgery Department of Cleveland Clinic, in a study published in The Journal of Trauma entitled, “Pulsed Acoustic Cellular Treatment Induces Expression of Proangiogenic Factors and Chemokines in Muscle Flaps,” showed that PACE treatment resulted in an immediate increase in blood vessel diameter, suggesting an increase in blood perfusion that can benefit the healing of ischemic conditions. PACE also increased proangiogenic expression of several protein indicators (known as growth factors) of vessel growth and regeneration, including vascular endothelial growth factor (VEGF), endothelial nitric oxide synthase (eNOS) and von Willebrand factor (vWF), and this expression correlated with new blood vessel formation. Most importantly, this expression is known to increase cellular proliferation and tissue regeneration, and ultimately influence tissue viability and healing.

•
A study by Contaldo et al., entitled “Microvascular Response to Shock Wave Application in Striated Skin Muscle,” was conducted at the University Hospital in Zurich, Switzerland in conjunction with Shanghai Jiao Tong University School of Medicine in China. This study, published in the Journal of Surgical Research, observed changes in microvascular response after PACE treatment using a literal viewing window implanted into the skin folds of mice that allowed a very thin living tissue layer to be observed in real time. Based on the results of this study, the authors suggest that non-invasive PACE technology applied with one treatment session from SANUWAVE’s dermaPACE device results in a favorable and continuous microcirculatory response that occurs within one hour of treatment and lasts for at least three days.

•
The paper entitled “Extracorporeal Shock Wave Treatment in Ischemic Tissues: What is the Appropriate Number of Shock Wave Impulses?,” by Kamelger et al., appeared in the February 2010 issue of the Journal of Reconstructive Microsurgery, and detailed the optimized number of impulses for improving blood flow in ischemic skin indications. This study became the basis for the protocol development utilized in the dermaPACE pivotal Phase III clinical trial. The authors found that the application of 500 shock wave impulses showed the highest mean percentage of healthy, viable tissue after seven days, making the protocol the most promising for clinical applications treating ischemic conditions.

•
In the March 2010 issue of the Journal of Orthopaedic Trauma, in an article entitled “Extracorporeal Shock Wave Therapy for Nonunion of the Tibia,” Elster et al. detailed a six-year study that included 172 patients undergoing treatment for tibia nonunion fractures (incomplete fracture healing). The results of this study demonstrated that non-invasive Extracorporeal Shock Wave Therapy (ESWT) applied with SANUWAVE’s Ossatron® device, with one treatment session of 4,000 pulses followed by fracture immobilization, resulted in an 80% rate of healing of the nonunion bone fractures within an average of 4.8 months, as assessed by both clinical and radiographic means. SANUWAVE’s new orthoPACE device treats with the equivalent energy range utilized in this study, which when combined with its compact, portable design, makes it an efficient, user-friendly alternative to the much larger format Ossatron.

“The growing body of preclinical and clinical work demonstrates that SANUWAVE’s technology activates a complex cascade of biological processes that improves microcirculation. We know that PACE induces vasculogenesis and angiogenesis, ultimately leading to complete healing of acute and chronic conditions of bone and soft tissue. We believe that these biological effects make PACE clinically relevant and ideally suited for widespread clinical application,” said Mr. Cashman.
“At SANUWAVE, we are making a difference in people’s lives. PACE is a versatile platform with potential clinical and economic benefits across a wide range of conditions. The degenerative conditions and tissue regenerative markets we are addressing have large, well-documented needs that can benefit from the ability of PACE to stimulate neovascularization, healing, and long-term tissue stability and durability — in a cost-effective, clinically efficient manner,” he concluded.
2010 Financial Results
Revenues for 2010 were $728,000, compared with $661,000 for 2009. Revenues are primarily from sales of devices and applicators in Europe of the Company’s new orthoPACE device for orthopedic conditions launched in June 2010 and from its legacy Evotron™ device.

Research and development expenses for 2010 were $3.9 million, compared with $3.4 million for 2009. The increase is due to higher costs of the dermaPACE clinical trial for treating diabetic foot ulcers in the United States. Patient follow-up was completed in 2010, and statisticians and consultants were engaged to assist in the data review and preparation of regulatory submissions.
General and administrative expenses for 2010 were $7.1 million, compared with $5.0 million for 2009. The increase is primarily due to non-cash stock based compensation expense of $3.0 million for 2010, compared with $1.1 million for 2009, due to a shorter requisite period on the new grants of options to employees and directors of the Company in 2010 as compared to 2009.
The net loss for 2010 was $14.9 million, or $1.15 per share, compared with a net loss of $6.2 million, or $0.54 per share, for 2009. The net loss for 2010 includes the $2.7 million non-cash loss from extinguishment of debt related to the exchange of promissory notes for equity in October 2010. The net loss for 2009 was reduced by the $1.5 million gain, net of taxes, on the sale of the veterinary product line in June 2009.
As of December 31, 2010, the Company had cash and cash equivalents of $417,000, compared with $1.8 million as of December 31, 2009. Net cash used by operations for 2010 was $5.9 million, compared with $5.5 million for 2009. The increase was primarily due to higher expenses related to the dermaPACE clinical trial.
During 2010 the Company raised $4.3 million from the issuance of promissory notes, which were subsequently exchanged into common stock units, and from the sale of common stock units to accredited investors. Each common stock unit consisted of a share of common stock, a Class D warrant and an option, which as amended expired on January 31, 2011, to purchase the same number of units at the same purchase price per unit. In December 2010, the option holders mentioned above exercised options for net proceeds to the Company of $202,000. Subsequent to fiscal year end, in January 2011 the option holders mentioned above exercised options for net proceeds to the Company of $3.9 million.
About PACE
PACE, defined as Pulsed Acoustic Cellular Expression, delivers high-energy acoustic pressure waves to produce compressive and tensile stresses on cells and tissue structures to promote angiogenic and positive inflammatory responses, and quickly initiate the healing cascade. This results in revascularization and microcirculatory improvement, including the production of angiogenic growth factors, enhanced new blood vessel formation (angiogenesis), and the subsequent regeneration of tissue such as skin, musculoskeletal and vascular structures. PACE treatment triggers the initiation of an accelerated inflammatory response that speeds wounds into proliferation phases of healing and subsequently returns a chronic condition to an acute condition to help re-initiate the body’s own healing response.

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is an emerging regenerative medicine company focused on the development and commercialization of non-invasive, biological response-activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures. SANUWAVE’s portfolio of products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration. SANUWAVE intends to apply its PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE, is CE marked for treatment of the skin and subcutaneous soft tissue and recently completed its highly positive pivotal Phase III, Investigational Device Exemption (IDE) trial in the U.S. for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that this technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved Ossatron device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its Ossatron, Evotron and orthoPACE devices in Europe.
Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.
(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended	Year Ended
	December 31,	December 31,
	2010	2009

REVENUES	$728,446	$660,725

COST OF REVENUES	250,326	225,790

GROSS PROFIT	478,120	434,935

OPERATING EXPENSES
Research and development	3,879,146	3,387,204
General and administrative	7,100,621	5,026,425
Depreciation	829,576	365,108
Amortization	306,757	306,756
Write down of assets held for sale	169,581	—

TOTAL OPERATING EXPENSES	12,285,681	9,085,493

OPERATING LOSS	(11,807,561)	(8,650,558)

OTHER INCOME (EXPENSE)
Transitional services provided to Pulse Veterinary Technologies, LLC	360,125	230,625
Gain on sale of assets	6,565	3,207
Extinguishment of debt	(2,693,896)	—
Interest expense	(961,585)	(739,847)
Loss on foreign currency exchange	(66,058)	(30,184)

TOTAL OTHER INCOME (EXPENSE)	(3,354,849)	(536,199)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(15,162,410)	(9,186,757)

INCOME TAX BENEFIT	239,969	1,203,172

LOSS FROM CONTINUING OPERATIONS	(14,922,441)	(7,983,585)

DISCONTINUED OPERATIONS
Income from discontinued operations, net of tax	—	344,200
Gain on sale of veterinary division, net of tax	—	1,486,345

INCOME FROM DISCONTINUED OPERATIONS	—	1,830,545

NET LOSS	(14,922,441)	(6,153,040)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(10,962)	218,510

TOTAL COMPREHENSIVE INCOME (LOSS)	$(14,933,403)	$(5,934,530)

EARNINGS (LOSS) PER SHARE:
Loss from continuing operations — basic	$(1.15)	$(0.70)

Loss from continuing operations — diluted	$(1.15)	$(0.70)

Income from discontinued operations — basic	$—	$0.16

Income from discontinued operations — diluted	$—	$0.16

Net loss — basic	$(1.15)	$(0.54)

Net loss — diluted	$(1.15)	$(0.54)

Weighted average shares outstanding — basic	12,924,872	11,405,490

Weighted average shares outstanding — diluted	12,924,872	11,405,490

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$417,457	$1,786,369
Accounts receivable — trade, net	95,549	47,966
Inventory	463,643	592,589
Prepaid expenses	121,084	121,157
Due from Pulse Veterinary Technologies, LLC	45,389	127,878

TOTAL CURRENT ASSETS	1,143,122	2,675,959

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	13,386	88,706

OTHER ASSETS	32,253	32,169

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,840,538	2,147,295

ASSETS HELD FOR SALE	—	922,956

TOTAL ASSETS	$3,029,299	$5,867,085

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,829,815	$1,069,423
Accrued employee compensation	1,101,410	509,905
Accrued expenses	256,204	629,029
Notes payable, related parties	4,247,290	—
Interest payable, related parties	82,977	—
Liabilities related to discontinued operations	655,061	655,061

TOTAL CURRENT LIABILITIES	8,172,757	2,863,418

NOTES PAYABLE, RELATED PARTIES	5,372,743	8,887,981

TOTAL LIABILITIES	13,545,500	11,751,399

COMMITMENTS AND CONTINGENCIES	—	—

GOING CONCERN	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
PREFERRED STOCK	—	—

COMMON STOCK	14,795	12,510

ADDITIONAL PAID-IN CAPITAL	43,728,133	33,428,902

ACCUMULATED OTHER COMPREHENSIVE INCOME	10,902	21,864

RETAINED DEFICIT	(54,270,031)	(39,347,590)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(10,516,201)	(5,884,314)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,029,299	$5,867,085

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(14,922,441)	$(7,983,585)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	306,757	306,756
Accrued interest	799,712	756,166
Depreciation	829,576	365,108
Change in allowance for doubtful accounts	16,141	(43,728)
Gain on sale of property and equipment	(6,565)	(3,207)
Stock-based compensation	3,037,634	1,078,128
Extinguishment of debt	2,693,896	—
Write down of assets held for sale	169,581	—
Changes in assets — (increase)/decrease
Accounts receivable — trade	(63,724)	48,176
Inventory	128,946	92,161
Prepaid expenses	73	(14,540)
Due from Pulse Veterinary Technologies, LLC	82,489	(127,878)
Other	(1,400)	48,848
Changes in liabilities — increase/(decrease)
Accounts payable	760,392	93,612
Accrued employee compensation	591,505	(310,492)
Accrued expenses	(372,825)	180,787
Interest payable, related parties	82,977	—

NET CASH USED BY CONTINUING OPERATIONS	(5,867,276)	(5,513,688)
NET CASH USED BY DISCONTINUED OPERATIONS	—	(758,244)

NET CASH USED BY OPERATING ACTIVITIES	(5,867,276)	(6,271,932)

CASH FLOWS FROM INVESTING ACTIVITIES
Continuing operations
Proceeds from sale of property and equipment	7,000	9,827
Purchase of property and equipment	—	(10,363)

NET CASH PROVIDED (USED) BY CONTINUING OPERATIONS	7,000	(536)
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	3,601,772

NET CASH PROVIDED BY INVESTING ACTIVITIES	7,000	3,601,236

CASH FLOWS FROM FINANCING ACTIVITIES
Continuing operations
Proceeds from notes payable, related parties	—	2,125,000
Proceeds from promissory notes, related parties	2,250,000	—
Proceeds from promissory notes	200,000	—
Proceeds from sale of capital stock units, related parties	350,000	—
Proceeds from sale of capital stock units	1,702,326	—
Proceeds from sale of common stock	—	1,819,844
Repurchase of common stock	—	(180,000)
Payment of development period liabilities	—	(69,915)

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,502,326	3,694,929

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	(10,962)	218,510

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,368,912)	1,242,743

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,786,369	543,626

CASH AND CASH EQUIVALENTS, END OF YEAR	$417,457	$1,786,369

SUPPLEMENTAL INFORMATION
Cash paid for interest	$81,864	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES
Capital stock units issued in exchange for promissory notes, related parties	2,313,007	—
Capital stock units issued in exchange for promissory notes	204,653	—

TOTAL NON-CASH INVESTING AND FINANCING ACTIVITIES	$2,517,660	$—